Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 16, 2024, with respect to the consolidated financial statements of Minerals Technologies Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

KPMG LLP
New York, New York
October 28, 2024